EXHIBIT 10.18

             AMENDMENT TO FRAMEWORK AGREEMENT AND SECURITY AGREEMENT

                                     between

                               Novoste Corporation
                        4350 / C International Boulevard
                             Norcross, GA 30093/3027

            represented by its Chief Operating Officer David N. Gill

                    - hereinafter referred to as "NOVOSTE" -

                                       and

                 BEBIG Isotopentechnik und Umweltdiagnostik GmbH
                   Robert-Rossle-Stra(beta)e 10, 13125 Berlin

             represented by its managing director Dr. Andreas Eckert

                                          - hereinafter referred to as "BEBIG" -

                                    Preamble

1. NOVOSTE produces medical devices and has developed a catheter for the inhibition and prevention of restenosis of a blood vessel after interventional therapy (hereinafter referred to as "Restenosis Device").

2. BEBIG manufactures radioactive sealed Strontium-90 sources (BEBIG Product Code SrO.SO 3) in units called seed-trains usable in the Restenosis device (hereinafter referred to as "Seed-Trains").


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3.      On November 24th, 1994 the parties hereto concluded an agreement under the term "RESTENOSIS THERAPY PROJECT DEVELOPMENT AND SUPPLY AGREEMENT", amended by the "FRAME AGREEMENT CONTAINING PURCHASE ORDER PROVISION AND INVESTMENT GRANT" dated November 15, 1996 (hereinafter referred to as the "Framework-Agreement"), dealing et. al. with the supply of Seed-Trains to NOVOSTE.

        Additionally, BEBIG granted NOVOSTE an option to purchase all of BEBIG's tangible and intangible assets required for the production of Seed-Trains under an agreement called the "OPTION TO PURCHASE ASSETS AGREEMENT" dated September 1st, 1995 (hereinafter referred to as the "Purchase Option Agreement").

4.a) In August 1997, BEBIG started building a new automated seed production line. It turned out that the line was more expensive than expected. Also, BEBIG decommissioned the earlier (contaminated) Strontium-90 prototype line and had to absorb substantial cost.

b) At the same time both parties realized that there are desirable changes in the design of the Seed Trains that may increase their technical life time and improve their quality.

c) Furthermore, both parties see a need to address the issue of recycling and disposal of used radioactive trains.

5.      The parties hereto mutually agree that

        (i)    the Framework Agreement shall be adapted for recent developments,

        (ii) the Purchase Option Agreement shall be altered by a special security agreement leaving the contractual framework of the Purchase Option Agreement in other respects unchanged.


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                                       A.
                      Amendment of the Framework Agreement

I.      Para. 1 of the Framework Agreement shall be revised as follows:

                                     "ss. 1
                                Payment Liability

1. The customer now pays an additional investment grant to the supplier amounting to an aggregate of DM 1,000,000.00 (in words: German Marks one million) in the following installments:

        - DM 700,000.00 within one week after the initial delivery of "active" Seed-Trains (XXXXX);

        - DM 300,000.00 within one week after delivery of the XXXXX active Seed-Train (XXXXX).

2. The aforementioned installments are to be paid free of charge to the account no. 0000424648 at the Commerzbank Berlin, code number (Bankleitzahl) 120 400 00."

                                      ss. 2
                         Changing in the Pricing Formula

a) BEBIG and NOVOSTE agree to a new pricing formula that will take into account the time Seed Trains are used. For any trains that are delivered after the execution of this agreement, NOVOSTE will pay to BEBIG US$ XXXXX for any XXXXX period a train is in use. The US$ XXXXX price is exclusive of freight and packaging.

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Confidential treatment has been requested for portions of this page of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "XXXXX". The portions omitted have been filed separately with the Securities and Exchange Commission pursuant to such request for confidential treatment.


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b)      For the first XXXXX trains delivered to NOVOSTE after the execution of this Agreement, the XXXXX period shall commence with the day of the first clinical use of the train. At the end of the XXXXX period NOVOSTE has one month time to test each train and either (1) return it to BEBIG for recycling or (2) XXXXX. Novoste will provide Bebig with true and accurate information about the date of first clinical use.

c) For any Seed-Trains delivered thereafter, the XXXXX period shall commence with the date of manufacture, as evidenced by the manufacturer's certificate, provided that:

        (1) BEBIG has delivered XXXXX Seed-Trains, which pass NOVOSTE's specifications on P.O. 970381 to NOVOSTE prior to XXXXX or over any consecutive XXXXX period once deliveries commence.

        (2) No more than 10 days transpire between date of manufacture and receipt by NOVOSTE (just in time delivery),

        (3) The date of manufacture cannot predate the desired delivery date in NOVOSTE's purchase order by 30 days (should BEBIG decide to build on a speculative basis prior to a NOVOSTE purchase order).

II. Any other provisions under the Framework remain unchanged as far as they are not (i) amended, or replaced by the aforementioned clauses or (ii) settled otherwise (e. g. expiry of time, performance).

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Confidential treatment has been requested for portions of this page of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "XXXXX". The portions omitted have been filed separately with the Securities and Exchange Commission pursuant to such request for confidential treatment.


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                                      ss. 3
              Recycling of radioactive Seed Trains/Decommissioning

        a) BEBIG will accept free of charge, for the period until August 22, 2002, returned radioactive Seed-Trains from NOVOSTE, as long as the following conditions are met:

               (1) The number of returned trains in any given year that are unfit for recycling ("Disposal Trains") does not exceed 20 % of the total number of returned trains in that year.

               (2) The sum of returned trains for any given year is not larger than the sum of new trains shipped out during that period.

        b) Both parties will work together in good faith to find an economic solution for trains that do not meet these conditions.

                                       B.
             Chattel Mortgage and Assignment for Security Agreement
                (Sicherungsubereignungs- und -abtretungsvertrag)

                                      ss. 1
                                 Security Object

1.1 Under the Framework Agreement NOVOSTE committed itself to pay to BEBIG monthly investment grants of DM 100,000.00 each for a period of 15 months, starting in November 1996. This investment obligation has been increased by an additional amount of DM 1,000,000.00 by the foregoing Agreement under A.

        With a view to these investment grants BEBIG committed itself to a series of obligations in favor of NOVOSTE. For further reference see Para. 2 through 6 of the Framework Agreement.


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        Furthermore, BEBIG promised an annual delivery of XXXXX Seed-Trains under Para. 8 through 10 of the Framework Agreement.

1.2 For the purpose of safeguarding all claims of NOVOSTE deriving from the Framework Agreement and this Agreement BEBIG transfers to NOVOSTE all assets required for the production of Seed-Trains according to the following provisions.

                                      ss. 2
                              Security Collaterals

2.1     The following items shall serve as security collateral:

        a) all assets situated in room 27 of BEBIG's premises, Robert-Rossle-Stra(beta)e 10, 13125 Berlin, which are used in the production of Strontium 90 Seed-Trains for NOVOSTE and which are listed and attached as Exhibit 2.1 a to this Agreement (hereinafter referred to as the "Premises") at the date hereof or at any later point of time during the duration of the Framework Agreement (hereinafter referred to as the "Security Collateral A"). At a minimum these assets include the full production line used to produce the Strontium 90 Seed Trains and do not include assets which are also used in the production of other isotopes.

        b) all intangible assets which are required for the production of Seed-Trains and (i) are listed in Exhibit 2.1 b to this contract or (ii) will be acquired by BEBIG during the duration of the Framework Agreement (hereinafter referred to as the "Security Collateral B").

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Confidential treatment has been requested for portions of this page of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "XXXXX". The portions omitted have been filed separately with the Securities and Exchange Commission pursuant to such request for confidential treatment.


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2.2     Security Collateral A

2.2.1 As far as BEBIG is the owner or the co-owner of the Security Collateral A, BEBIG transfers to NOVOSTE the ownership or the co-ownership. As far as BEBIG holds an expectant right (Anwartschaftsrecht) in the Security Collateral A, this is also transferred to NOVOSTE.

        Expectant right, ownership and co-ownership in the Security Collateral A are transferred at the date hereof; expectant right, ownership and co-ownership in those parts of the Security Collateral A being brought into the Premises later on are transferred at the time of the actual deposit. A further explicit act of transfer is redundant. As far as an expectant right is transferred, NOVOSTE becomes the owner of the respective asset at that point of time the supplier's reservation of title (Eigentumsvorbehalt) expires.

2.2.2 BEBIG guarantees that it holds the ownership, the co-ownership or an expectant right in the Security Collateral A, has not mortgaged them or assigned them and that it is entitled to dispose of these rights. BEBIG also guarantees that it will pay all supplier invoices related to the strontium 90 production line so that suppliers' liens to the assets will expire quickly.

2.2.3 The handing over of the Security Collateral A is replaced by BEBIG's commitment to keep the Security Collateral A in safe custody for NOVOSTE free of any charges, provided that BEBIG either receives (a) an annual revenue from seed manufacturing of more than US$ XXXXX or b) a flat storage charge of US-$ 120,000 per year

2.2.4 BEBIG's right to make use of the Security Collateral A in the ordinary course of its business remains unaffected subject to the regulation under Para. 5 hereunder.

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Confidential treatment has been requested for portions of this page of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "XXXXX". The portions omitted have been filed separately with the Securities and Exchange Commission pursuant to such request for confidential treatment.


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2.3     Security Collateral B

        BEBIG herewith assigns all of its rights in the Security Collateral B to NOVOSTE. As far as an assignment is impossible due to legal or actual reasons, BEBIG transfers to NOVOSTE the right of every possible use, including the use of trademark, patents, licensing rights BEBIG has as regards the Security Collateral B. BEBIG's right to make use of the Security Collateral B in the ordinary course of its business remains unaffected subject to the regulation under Para. 5 hereunder.

        BEBIG guarantees that it is unrestrictedly entitled to dispose of the Security Collateral B to the aforementioned extent.

                                       ss. 3
                                 Duties of BEBIG

3.1 BEBIG shall refrain from any disposal of the Security Collateral A and B except with (i) NOVOSTE's explicit prior consent not unreasonably withheld and (ii) limited to disposals due to normal wear, repair and replacement.

        BEBIG warrants that it will maintain its premises and the assets in such a state to ensure compliance with all regulatory and licensing requirements as long as doing so costs less than DM 50,000. The parties will discuss how to handle issues on any capital investments mandated by regulatory authorities which exceeding DM 50,000.

3.2 BEBIG will inform NOVOSTE without undue delay about any damage, pledge, German regulatory body actions or other enforcement measures which might be detrimental to NOVOSTE's legal position according to Para. 2 hereunder. As far as pledges occur, BEBIG has to submit to NOVOSTE all documents and information necessary for an intervention. BEBIG shall furthermore inform all of its bank creditors of NOVOSTE's rights under this Agreement.

3.3 NOVOSTE shall have the right to inspect the Security Collateral A and B at any time after giving BEBIG one week's notice.


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        BEBIG shall give all necessary information to NOVOSTE and shall grant to
        NOVOSTE the right of inspection of all relevant documents through appointment by NOVOSTE of a certified public accountant or lawyer together with an engineer subjected to the same rules as to confidentiality as applicable to a certified public accountant or lawyer.

                                       ss. 4
                               Retransfer of Title

4.1 Except for (i) NOVOSTE's rights under Para. 5 hereunder or (ii) an extension of this Agreement by the parties hereto NOVOSTE shall retransfer the title in Security Collateral A and B to BEBIG on September 1st, 2002 unless it exercises its option to acquire said assets according to Para. 4.2.

4.2 Except for the provision under Para. 4.1 hereunder, NOVOSTE shall retransfer title in the Security Collateral A and B upon BEBIG's written request if NOVOSTE is in default with the payment of the two subsequent investment grants per Paragraph 1 of this Agreement for more than one month.

                      Option to Acquire Unrestricted Title

5.1 The Security Object agreed upon in Para. 1 hereunder and BEBIG's claim for retransfer of title according to Para. 4.1 hereunder are subject to the condition subsequent that NOVOSTE submits a written notice to BEBIG that all rights in the Security Collateral A and B shall finally be forfeited in favor of NOVOSTE (hereinafter referred to as the "Notice"). NOVOSTE's right to acquire unrestricted title in the Security Collateral A and B by submitting the Notice to BEBIG shall be hereinafter referred to as the "Option". The Option may be exercised at any time until September 1st, 2002 subject to an extension of the term of the Option by a mutual written agreement of the parties hereto (hereinafter referred to as the "Option Period") for the amount of US-$ 4,019,400 Million (four million nineteen thousand four hundred US-dollars) (see Para. 8).


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5.2     In the Notice NOVOSTE shall specify a date for closing the acquisition
        (hereinafter referred to as the "Closing Date") which shall occur at least ninety (90) days but no more than two hundred seventy (270) days subsequent to the date of the Notice.

                                       ss. 6
                          Non-Assumption of Liabilities

NOVOSTE shall not assume, discharge or be liable for any debts, liabilities or obligations of BEBIG including, without limitation, any (a) liabilities or obligations of BEBIG to its creditors or equity owners; (b) liabilities or obligations of BEBIG with respect to any transactions; (c) taxes or other liabilities or obligations of BEBIG incurred in connection with the grant of the Option pursuant to this Agreement; or (d) contingent liabilities or obligations of BEBIG. If NOVOSTE is subjected to any claims that arise from BEBIG's operations to its mere possession of security ownership, BEBIG promises to hold NOVOSTE harmless from any such claims.

However, if (1) NOVOSTE exercises the Option and wishes to move the assets to another location, or (2) NOVOSTE does less than US$ XXXXX in seed business with BEBIG from August 1, 1998 to August 31, 2002, then NOVOSTE agrees to pay BEBIG the costs to decontaminate the strontium 90 line assets, up to a maximum of DM 500,000.

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Confidential treatment has been requested for portions of this page of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "XXXXX". The portions omitted have been filed separately with the Securities and Exchange Commission pursuant to such request for confidential treatment.


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                                      ss. 7
                                  Facilitation

Appurtenant to the transfer of the Security Collateral A and B in connection with the exercise of the Option and covered by the Purchase Price, BEBIG shall assign at its expense such personnel bearing the necessary technical and operational expertise to spend up to three (3) months at NOVOSTE (or its assignee or successor) facilitating the transfer of the Security Collateral A and B and training personnel as to the operation of the Security Collateral A and B as a Seed-Train producing business. BEBIG shall also assign at its expense for up to three (3) months such personnel bearing essential administrative and regulatory expertise to guide NOVOSTE (or its assignee or successor) in licensing and approval processes with which BEBIG has relevant experience.

                                       ss. 8
                                 Purchase Price

8.1 The purchase price (hereinafter referred to as the "Purchase Price") for the Security Collateral A and B to be acquired upon exercise of the Option shall be 4,019,400 Million dollars (four million nineteen thousand four hundred US dollars).

8.2     The option agreement will be exercised in the following manner.

  1. Novoste will pay Bebig an additional US$ XXXXX per train to Novoste in the form of a license fee for the use of all tangible an intangible assets used in the design and manufacture of the Strontium 90 seed trains.

  2. This license fee will be paid only on the first XXXXX trains delivered to Novoste under this agreement; thereafter no license fee will be charged.

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Confidential treatment has been requested for portions of this page of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "XXXXX". The portions omitted have been filed separately with the Securities and Exchange Commission pursuant to such request for confidential treatment.


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  3.    As the US$ XXXXX license fee is paid, Novoste's lien on the line's hard assets will grow on a proportionate basis (Deutsche Mark for Deutsche Mark at the then current exchange rates).

  4. Once Novoste has paid Bebig an aggregate of $ 4,019,400 towards the option purchase price, either in the form of license fees or an accelerated cash payment, then the title to all tangible assets used on the line will automatically be transferred to Novoste at that time, and Novoste will receive a fully-paid license to all intangible assets and intellectual property used in the design and manufacture of the seed trains.

  5. Novoste does not guarantee a certain purchase volume in any one year. Novoste continues to have until August 31, 2002 to pay for the option in full.

                                       C.
                             Common Final Provisions

1. This Agreement, including this Para. 1., may only be amended or modified at any time and in all respects by an instrument in writing executed by NOVOSTE and BEBIG.

2. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, addressed to:

        To BEBIG:         BEBIG Isotopentechnik und Umweltdiagnostik GmbH
                          Robert-Rossle-Stra(beta)e 10
                          D-13125 Berlin, Germany
                          Attn: Dr. Andreas Eckert

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Confidential treatment has been requested for portions of this page of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "XXXXX". The portions omitted have been filed separately with the Securities and Exchange Commission pursuant to such request for confidential treatment.


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        To NOVOSTE:       NOVOSTE Corporation
                          4340-C International Blvd.
                          Norcross, GA 30093-3027
                          Attn: David N. Gill

        or to such other address as shall be furnished in writing by a party to the other and shall be deemed to have been given as of the date so personally delivered or three (3) days after being deposited in the United States mail, postage pre-paid, as the case may be.

3. It is the intention of the parties that the laws of the Federal Republic of Germany, both substantive and remedial, should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Place of jurisdiction shall be Berlin, Germany.

4. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

6. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, BEBIG and NOVOSTE and their successors and valid assigns.

7. This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein.

8.      BEBIG may not assign this Agreement.

9. Should any provision of this Agreement be or become invalid or void, the remaining provisions will continue to be in effect. Invalid or void provisions are to be replaced by such provisions which will fulfill the economic purpose of this Agreement in a legally binding form. The same applies mutatis mutandis if a gap is found which requires a regulation.


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10.     All the provisions of the Purchase Option agreement mentioned in the
        Preamble remain fully in effect if not expressly changed by the previous sections.

11.     This Agreement shall be executed in an English version only.


Norcross, ___________________                 Berlin, _________________


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NOVOSTE                                       BEBIG